UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 22, 2008 (Date of earliest event reported)

TIMBERLINE RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Idaho	000-51549	82-0291227
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

101 East Lakeside Avenue

Coeur D’Alene, Idaho 83814

(Address of principal executive offices)

(208) 664-4859

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On Friday, August 22, 2008, at the Annual Meeting of Stockholders (the “2008 Annual Meeting”), the stockholders of Timberline Resources Corporation (the “Company”), approved an amendment to the Company’s Amended 2005 Equity Incentive Plan (the “Plan”) to increase the number of shares available for grant under the Plan by 4,250,000 shares for a total of 7,000,000 shares available for issuance under the Plan.  A copy of the amendment is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On Friday, August 22, 2008, the Company held its 2008 Annual Meeting and the following items were approved:

(i)     Election of the following directors to the Corporation’s Board of Directors for a one-year term: Randal Hardy, John Swallow, Paul Dircksen, Vance Thornsberry, Eric Klepfer, Ron Guill and James Moore;

(ii)    Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2008;

(iii)   Approval of the acquisition of Small Mine Development, LLC, (the “SMD Purchase”) including the issuance of common stock as partial consideration;

(iv)   Approval of the issuance of up to 50,000,000 Common Shares of the Company at the discretion of the Board of Directors to further implement the Company’s business model by accommodating future growth and acquisition opportunities, including, but not limited to, the SMD Purchase, to repay the loan used to repurchase the Timberline Resources Series A Preferred Shares, and for working capital requirements;

(v)   Approval of an increase in the number of shares available under the Company’s Amended 2005 Equity Incentive Plan; and

(vi)  Approval of the reincorporation of the Company into Delaware.

On August 26, 2008, the Company issued a press release announcing the results described above. A copy of the press release is attached as Exhibit 99.2 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Amendment No. 1 to Timberline Resources Corporation’s Amended 2005 Equity Incentive Plan
99.2	Press Release dated August 26, 2008

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 26, 2008	Timberline Resources Corporation

	By:	/s/ Randal Hardy
Randal Hardy
Chief Executive Officer, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment No. 1 to Timberline Resources Corporation’s Amended 2005 Equity Incentive Plan
99.2	Press Release dated August 26, 2008